Exhibit 99.1
Omniture Press Contacts

Kristi Knight, 801.722.7000, kknight@omniture.com
FOR IMMEDIATE RELEASE
Omniture Reports Second Quarter 2006 Financial Results
Company Announces Year over Year Revenue Growth of 98%
OREM, Utah — July 27, 2006 — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced results for its second quarter ended June 30, 2006. Omniture reported another record quarter of revenue growth, with second quarter revenue of $18.8 million, an increase of 98 percent over the second quarter of 2005 and 15 percent over the first quarter of 2006.
GAAP net loss in the second quarter of 2006 was $(2.3) million or $(0.16) per diluted share, compared to net loss of $(3.7) million, or $(0.27) per diluted share, in the second quarter of 2005. Second quarter 2006 EBITDA was $1.8 million and non-GAAP net loss was $(1.0) million, or $(0.07) per diluted share. Non-GAAP net loss excludes the effect of expensing stock-based compensation under SFAS 123R beginning in 2006, amortization of deferred compensation related to stock options, amortization of intangible assets related to a warrant and a patent license agreement and imputed interest related to this patent license agreement.
Total cash and cash equivalents on June 30, 2006 were $16.4 million, which does not include proceeds from the IPO which closed in July 2006. Net proceeds from the IPO, including the full exercise by the underwriters of the over-allotment option, were approximately $62.3 million before offering costs and will be reflected in the Q3 2006 financial results. Omniture used $4.0 million of the IPO proceeds to make a license payment due on the closing.
During the second quarter of 2006, Omniture added over 200 customers, bringing the total to over 1,300, and captured data from over 300 billion transactions. New, renewed and expanded customer relationships secured included Avis Europe, Comcast, Encyclopedia Britannica, Expedia, Hearst Communications, Lenovo, Salesforce.com, Washington Post and WhitePages.

“With 300 billion transactions per quarter, we have proven that scalable, enterprise, on-demand applications have truly arrived,” stated Josh James, CEO and co-founder. “This scale has led to record revenue and year over year growth rates of 98%.”
Guidance
•	Q3 FY2006: Revenue for the company’s third quarter is expected to be in the range of $20.2 to $21.2 million. GAAP net loss is expected to be in the range of $(1.8) million to $(1.4) million. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets and imputed interest expense, non-GAAP net loss is expected to be in the range of $(0.4) million to $0.0 million. Omniture expects to record positive EBITDA in the range of $2.4 million to $2.8 million.

•	Full Year FY2006: Revenue for the company’s full year 2006 is expected to be in the range of $77 to $79 million, and GAAP net loss is expected to be in the range of $(9.0) million to $(8.2) million. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets and imputed interest expense, non-GAAP net loss for the year is expected to be in the range of $(3.7) million to $(2.9) million. Omniture expects to record positive EBITDA in the range of $7.1 million to $7.9 million.
Information for Conference Call to Discuss Q2 FY2006 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 866-383-8108, or 617-597-5343 for international callers. The access code is 66790599. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 (or 617-801-6888), reservation number, 47051708. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived web cast will be available until August 10, 2006.

About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s operating results because they facilitate the comparison of results for future periods with results from past periods. Omniture adopted SFAS 123R on January 1, 2006 using the prospective method. Results of prior periods have not been restated to conform with the 2006 presentation. Omniture also recorded deferred compensation in 2005 related to the granting of options which is being amortized in subsequent periods. We believe the calculation of net loss, calculated without stock-based compensation expense, the amortization of certain intangible assets and imputed interest expense, provides a meaningful comparison to our net loss figures reported for 2005 and prior years. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
About Omniture
Omniture, Inc., is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers on-demand, enables customers to capture, store and analyze information generated by their websites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation services, best practices, consulting services, customer support and user training provided through Omniture University. Omniture’s customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Oracle, General Motors and Hewlett-Packard. www.omniture.com.
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business strategy, continuing customer demand for our services, our leadership in the market for on-demand, online business optimization services, the strength of our business in 2006, and expected revenue, GAAP and non-GAAP net loss, and EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new services, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, the blocking or erasing of “cookies,” the unauthorized disclosure of personally identifiable information regarding Web site visitors, whether through breach of our secure network by an unauthorized party, employee theft or misuse, or otherwise, changes in relevant accounting standards and securities laws and regulations; and such other risks as identified in our registration statement on Form S-1 filed on

June 22, 2006 with the U.S. Securities and Exchange Commission (SEC) and in other filings made by Omniture, Inc. with the SEC. These documents are available on the Investor Relations page of our corporate Web site at www.omtr.com. Omniture, Inc. undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
(Tables to Follow)
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Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

					% Increase
	Three Months Ended June 30,		Three Months Ended June 30,		(Decrease)
	2005	% of Revenues	2006	% of Revenues
Revenues:
Subscription	$9,213	97%	$17,598	93%	91%
Professional services and other	290	3	1,226	7	323

Total revenues	9,503	100	18,824	100	98

Cost of revenues (1):
Subscription	3,662	39	6,804	36	86
Professional services and other	449	5	757	4	69

Total cost of revenues	4,111	44	7,561	40	84

Gross profit	5,392	56	11,263	60	109
Operating expenses (1):
Sales and marketing	5,939	62	8,605	46	45
Research and development	1,612	17	2,076	11	29
General and administrative	1,432	15	2,568	14	79

Total operating expenses	8,983	94	13,249	71	47

Loss from operations	(3,591)	(38)	(1,986)	(11)	(45)
Interest income	63	1	174	1	176
Interest expense	(170)	(2)	(415)	(2)	144
Other expense	(16)	—	(32)	—	100

Loss before provision for income taxes	(3,714)	(39)	(2,259)	(12)	(39)
Provision for income taxes	—	—	24	—	(* )

Net loss	$(3,714)	(39)%	$(2,283)	(12)%	(39)%

Net loss per share:
Basic and diluted net loss per share	$(0.27)		$(0.16)		(41)%
Weighted-average number of shares, basic and diluted	13,712		14,168		3%

EBITDA (2)	$(2,133)	(22)%	$1,842	10%	(186)%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$12	0%	$39	0%
Cost of professional services and other revenues	2	0%	12	0%
Sales and marketing	11	0%	248	1%
Research and development	63	1%	129	1%
General and administrative	3	0%	264	2%

Total stock-based compensation expenses	$91	1%	$692	4%

(2)	EBITDA is equal to the loss from operations less depreciation, amortization and stock-based compensation

(*)	Not meaningful

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

					% Increase
	Six Months Ended June 30,		Six Months Ended June 30,		(Decrease)
	2005	% of Revenues	2006	% of Revenues
Revenues:
Subscription	$16,976	97%	$33,138	94%	95%
Professional services and other	567	3	2,122	6	274

Total revenues	17,543	100	35,260	100	101

Cost of revenues (1):
Subscription	6,950	40	12,911	37	86
Professional services and other	880	5	1,428	4	62

Total cost of revenues	7,830	45	14,339	41	83

Gross profit	9,713	55	20,921	59	115
Operating expenses (1):
Sales and marketing	10,776	61	16,786	48	56
Research and development	2,764	16	4,048	11	46
General and administrative	2,387	14	5,418	15	127

Total operating expenses	15,927	91	26,252	74	65

Loss from operations	(6,214)	(36)	(5,331)	(15)	(14)
Interest income	103	1	372	1	261
Interest expense	(297)	(2)	(617)	(2)	108
Other expense	(12)	—	(62)	—	417

Loss before provision for income taxes	(6,420)	(37)	(5,638)	(16)	(12)
Provision for income taxes	—	—	51	—	(* )

Net loss	$(6,420)	(37)%	$(5,689)	(16)%	(11)%

Net loss per share:
Basic and diluted net loss per share	$(0.47)		$(0.40)		(15)%
Weighted-average number of shares, basic and diluted	13,545		14,068		4%

EBITDA (2)	$(3,443)	(20)%	$1,786	5%	(152)%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$16	0%	$56	0%
Cost of professional services and other revenues	2	0%	16	0%
Sales and marketing	15	0%	342	1%
Research and development	86	0%	226	0%
General and administrative	6	0%	580	2%

Total stock-based compensation expenses	$125	1%	$1,220	3%

(2)	EBITDA is equal to the loss from operations less depreciation, amortization and stock-based compensation

(*)	Not meaningful

Omniture, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EBITDA
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Net loss on a GAAP basis	$(3,714)	$(2,283)	$(6,420)	$(5,689)
Stock-based compensation	91	692	125	1,220
Amortization of intangible asset related to co-marketing and reseller agreement (1)	112	81	225	152
Amortization of patent licenses (2)	—	315	—	630
Imputed interest on patent license obligation (3)	—	218	—	292

Net loss on a non-GAAP basis	$(3,511)	$(977)	$(6,070)	$(3,395)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Diluted net loss per share on a GAAP basis	$(0.27)	$(0.16)	$(0.47)	$(0.40)
Stock-based compensation	—	0.05	0.01	0.09
Amortization of intangible asset related to co-marketing and reseller agreement (1)	0.01	0.01	0.01	0.01
Amortization of patent licenses (2)	—	0.02	—	0.04
Imputed interest on patent license obligation (3)	—	0.01	—	0.02

Diluted net loss per share on a non-GAAP basis	$(0.26)	$(0.07)	$(0.45)	$(0.24)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Net loss on a GAAP basis	$(3,714)	$(2,283)	$(6,420)	$(5,689)
Other expense, net	123	273	206	307
Income taxes	—	24	—	51

Loss from operations on a GAAP basis	(3,591)	(1,986)	(6,214)	(5,331)
Depreciation	1,237	2,725	2,331	5,088
Amortization of intangible assets	130	411	315	809
Stock-based compensation	91	692	125	1,220

EBITDA	$(2,133)	$1,842	$(3,443)	$1,786

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Impact of Non-GAAP Adjustments on Forward Looking GAAP Net Loss
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2006	December 31, 2006
Net loss on a GAAP basis	$(1.8) to $(1.4)	$(9.0) to $(8.2)
Stock-based compensation	0.9	3.2
Amortization of intangible asset related to co-marketing and reseller agreement (1)	0.1	0.3
Amortization of patent licenses (2)	0.3	1.3
Imputed interest on patent license obligation (3)	0.1	0.5

Net (loss) income on a non-GAAP basis	$(0.4) to $0.0	$(3.7) to $(2.9)

Omniture, Inc.
Reconcilation of Forward Looking GAAP Net Loss to EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2006	December 31, 2006
Net loss on a GAAP basis	$(1.8) to $(1.4)	$(9.0) to $(8.2)
Other income, net	(0.1)	(0.2)
Income taxes	—	0.1

Loss from operations on a GAAP basis	(1.9) to (1.5)	(9.1) to (8.3)
Depreciation	3.0	11.4
Amortization of intangible assets	0.4	1.6
Stock-based compensation	0.9	3.2

EBITDA	$2.4 to $2.8	$7.1 to $7.9

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31, 2005	June 30, 2005	Sept. 30, 2005	Dec. 31, 2005	March 31, 2006	June 30, 2006
Full-time employee headcount	200	262	294	305	312	324
Number of transactions captured (in billions)	104.9	139.5	191.0	240.9	288.5	315.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Revenues by geography (in thousands):
United States	$8,548	$15,739	$15,815	$29,825
Americas (non-U.S.)	331	632	635	1,144
Europe and the Middle East	525	1,438	914	2,681
Asia Pacific	99	1,015	179	1,610

Total revenues	$9,503	$18,824	$17,543	$35,260

As a percentage of total revenues:
Revenues by geography:
United States	90%	84%	90%	85%
Americas (non-U.S.)	3	3	4	3
Europe and the Middle East	6	8	5	8
Asia Pacific	1	5	1	4

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2005	2006
		(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$22,196	$16,368
Accounts receivable, net	12,325	18,560
Prepaid expenses and other current assets	720	727

Total current assets	35,241	35,655

Property and equipment, net	27,517	33,653
Intangible assets, net	10,150	9,396
Other assets	143	2,637

Total assets	$73,051	$81,341

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$4,081	$7,637
Accrued liabilities	13,993	14,408
Current portion of deferred revenues	12,855	15,088
Current portion of notes payable	3,035	6,237
Current portion of capital lease obligations	86	76

Total current liabilities	34,050	43,446

Deferred revenues, less current portion	396	1,396
Notes payable, less current portion	2,794	6,995
Capital lease obligations, less current portion	77	46
Other liabilities	4,118	2,316
Commitments and contingencies
Convertible preferred stock	61,882	61,838
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	4,104	4,801
Deferred stock-based compensation	(3,270)	(2,709)
Accumulated other comprehensive income	—	1
Accumulated deficit	(31,114)	(36,803)

Total stockholders’ deficit	(30,266)	(34,696)

Total liabilities, convertible preferred stock and stockholders’ deficit	$73,051	$81,341

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Cash flows from operating activities:
Net loss	$(3,714)	$(2,283)	$(6,420)	$(5,689)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Depreciation and amortization	1,367	3,136	2,646	5,897
Stock-based compensation	91	692	125	1,220
Loss on disposal of property and equipment	5	—	5	—
Net changes in operating assets and liabilities:
Accounts receivable, net	(1,041)	(2,581)	(1,906)	(6,235)
Prepaid expenses and other assets	(160)	(1,042)	112	(2,501)
Accounts payable	1,798	2,263	771	3,556
Accrued and other liabilities	844	(1,018)	685	(1,373)
Deferred revenues	687	1,514	941	3,233

Net cash (used in) provided by operating activities	(123)	681	(3,041)	(1,892)

Cash flows from investing activities:
Purchases of property and equipment	(4,624)	(5,961)	(6,512)	(11,224)
Purchases of intangible assets	—	(99)	—	(99)

Net cash used in investing activities	(4,624)	(6,060)	(6,512)	(11,323)

Cash flows from financing activities:
Proceeds from exercise of stock options	23	16	183	25
Proceeds from issuance of convertible preferred stock, net of issuance costs	34,540	—	34,533	—
Proceeds from issuance of notes payable	500	4,508	500	9,608
Principal payments on notes payable and capital lease obligations	(1,006)	(1,327)	(1,819)	(2,246)

Net cash provided by financing activities	34,057	3,197	33,397	7,387

Net increase (decrease) in cash and cash equivalents	29,310	(2,182)	23,844	(5,828)
Cash and cash equivalents at beginning of period	3,461	18,550	8,927	22,196

Cash and cash equivalents at end of period	$32,771	$16,368	$32,771	$16,368